                   NATIONAL GRID USA AND SUBSIDIARIES
                    Statement of Consolidated Income
                   Nine Months Ended December 31, 2000
                               (Unaudited)
                                                              (In Thousands)


Operating revenue                                           $2,260,007
                                                            ----------
Operating expenses:
       Fuel for generation                                      12,584
       Purchased electric energy:
        Contract termination and
         nuclear unit shutdown charges                         158,711
        Other                                                  991,086
       Other operation                                         432,274
       Maintenance                                              72,486
       Depreciation and amortization                           168,879
       Taxes, other than income taxes                           95,761
       Income taxes                                            120,027
                                                            ----------
           Total operating expenses                          2,051,808
                                                            ----------
           Operating income                                    208,199

Other income:
       Allowance for equity funds used during construction          (1)
       Amortization of goodwill                                (77,514)
       Equity in income of generating companies                  5,827
       Other income (expense), net                              12,094
                                                            ----------
           Operating and other income                          148,605
                                                            ----------
Interest:
       Interest on long-term debt                               55,861
       Other interest                                           11,909
       Allowance for borrowed funds used during construction      (764)
                                                            ----------
           Total interest                                       67,006
                                                            ----------

Income after interest                                           81,599
Preferred dividends and net gain/loss on reacquisition
  of preferred stock of subsidiaries                             2,187
Minority interests                                               3,950
                                                            ----------

           Net income                                       $   75,462
                                                            ==========


               Statement of Consolidated Retained Earnings

Retained earnings at beginning of period                 $    2,171
Net income                                                   75,462
Dividends declared on common shares                          (2,200)
                                                         ----------
Retained earnings at end of period                       $   75,433
                                                         ==========

                  THE NARRAGANSETT ELECTRIC COMPANY
                         Statement of Income
                 Nine Months Ended December 31, 2000
                             (Unaudited)
                                                        (In Thousands)

Operating revenue                                             $556,420
                                                              --------
Operating expenses:
  Purchased electric energy:
     Non-affiliates                                            220,559
     New England Power Company, an affiliate                    26,452
     Contract termination charges from
       New England Power Company                                68,265
   Other operation                                              78,153
   Maintenance                                                  15,341
   Depreciation and amortization                                24,093
   Taxes, other than income taxes                               40,262
   Income taxes                                                 37,998
                                                              --------
     Total operating expenses                                  511,123
                                                              --------
Operating income                                                45,297

Other income:
   Amortization of goodwill                                    (19,020)
   Other income (expense), net                                     (69)
                                                              --------
     Operating and other income                                 26,208
                                                              --------

Interest:
   Interest on long-term debt                                   10,472
   Other interest                                                4,989
   Allowance for borrowed funds used during
    construction - credit                                           (2)
                                                              --------
     Total interest                                             15,459
                                                              --------

Net income                                                    $ 10,749
                                                              ========


                   Statement of Retained Earnings

Retained earnings (deficit) at beginning of period             $  (372)
Net income                                                      10,749
Dividends declared on cumulative preferred stock                  (283)
Acquisition adjustment                                             430
                                                              --------
Retained earnings at end of period                            $ 10,524
                                                              ========


                     MASSACHUSETTS ELECTRIC COMPANY
                           Statement of Income
                   Nine Months Ended December 31, 2000
                               (Unaudited)
                                                               (In Thousands)
Operating revenue                                          $1,355,873
                                                           ----------
Operating expenses:
     Purchased electric energy:
    Non-affiliates                                         668,215
    Contract termination charges from
     New England Power Company, an affiliate               153,318
  Other operation                                          296,579
  Maintenance                                               33,696
  Depreciation                                              58,024
  Taxes, other than income taxes                            29,483
  Income taxes                                              35,989
                                                        ----------
    Total operating expenses                             1,275,304
                                                        ----------
    Operating income                                        80,569

Other income:
  Amortization of goodwill                                 (39,184)
  Other income (expense), net                                 (106)
                                                        ----------
    Operating and other income                              41,279
                                                        ----------
Interest:
  Interest on long-term debt                                20,838
  Other interest                                             6,692
  Allowance for borrowed funds used during
   construction - credit                                      (166)
                                                        ----------
    Total interest                                          27,364
                                                        ----------

    Net income                                          $   13,915
                                                        ==========



                     Statement of Retained Earnings


Retained earnings (deficit) at beginning of period       $    (752)
Net income                                                  13,915
Dividends declared on cumulative preferred stock            (1,790)
Acquisition adjustment                                         340
                                                        ----------
Retained earnings at end of period                      $   11,713
                                                        ==========


                  NATIONAL GRID USA SERVICE COMPANY, INC.
                            Statement of Income
                    Nine Months Ended December 31, 2000
                                (Unaudited)


                                                           (In Thousands)
Income:
     Services rendered to associated companies                  $159,966
     Services rendered to nonassociated companies                    416
                                                                --------
            Total income                                         160,382
                                                                --------

Expenses:
     Salaries and wages                                                     64,195
     General and administrative expenses                          90,986
     Taxes, other than income taxes                                4,327
     Income taxes                                                             (863)
     Interest expense                                                156
                                                                --------
            Total expenses                                       158,801
                                                                --------

Net income                                                      $  1,581
                                                                ========



                      Statement of Retained Earnings


Retained earnings at beginning of period                        $     50
Net income                                                         1,581
                                                                --------
Retained earnings at end of period                              $  1,631

                                                                ========

                 NATIONAL GRID USA SERVICE COMPANY, INC.
                          At December 31, 2000
          (In Millions, Rounded to Hundred Thousands of Dollars)
                       Assets and Other Debits      As of
                                                    December 31
    SERVICE COMPANY PROPERTY
    Service company property                              $ 20.7
    Construction work in progress
                                                                 ------
           Total Property                                   20.7
                                                                 ------
    Less accumulated provision for depreciation
         and amortization of service
         company property                                    4.3
                                                                 ------
           Net Service Company Property                     16.4
                                                                 ------
    INVESTMENTS
    Investments in associate companies

    Other Investments                                      101.2
                                                                 ------
           Total Investments                                    101.2
                                                                 ------
    CURRENT AND ACCRUED ASSETS
    Cash                                                            0.3
    Special deposits                                              1.3
    Working funds
    Temporary cash investments                                      -
    Notes receivable from associate companies
      (Money Pool)
    Accounts receivable                                           0.3
    Accumulated provision of uncollectible accounts                 -
    Accounts receivable from associate companies                 19.8
    Notes receivable from associate companies                    50.0
    Fuel stock expenses undistributed
    Materials and supplies
    Stores expense undistributed
    Prepayments                                                       11.5
    Miscellaneous current and accrued assets
                                                                 ------
           Total Current and Accrued Assets                      83.2
                                                                 ------
    DEFERRED DEBITS
    Unamortized debt expense
    Clearing accounts
    Miscellaneous deferred debits                               112.3
    Research, development, or demonstration
      expenditures
    Accumulated deferred income taxes                            16.5
                                                                 ------
           Total Deferred Debits                                     128.8
                                                                 ------
           TOTAL ASSETS AND OTHER DEBITS                            $329.6
                                                                 ======





                 NATIONAL GRID USA SERVICE COMPANY, INC.
                          At December 31, 2000
         (In Millions, Rounded to Hundred Thousands of Dollars)


             Liabilities and Proprietary Capital    As of
                                                    December 31

PROPRIETARY CAPITAL
Common stock issued
Miscellaneous paid-in-capital                             $ 25.1
Appropriated retained earnings
Unappropriated retained earnings                             3.7
                                                                 ------
         Total Proprietary Capital                          28.8
                                                                 ------

LONG-TERM DEBT
Advances from associate companies
Other long-term debt
Unamortized premium on long-term debt
Unamortized discount on long-term debt - debit
                                                                 ------
         Total Long-Term Debt
                                                                 ------


CURRENT AND ACCRUED LIABILITIES
Notes payable
Accounts payable                                                 12.5
Notes payable to associate companies
Accounts payable to associate companies                       .5
Taxes accrued
Interest accrued
Dividends declared
Tax collections payable                                       .1
Miscellaneous current and accrued liabilities               12.5
                                                                 ------
         Total Current and Accrued Liabilities              25.6
                                                                 ------
DEFERRED CREDITS
Other deferred credits                                     275.2
Accumulated deferred investment tax credits
                                                                 ------
         Total Deferred Credits                            275.2
                                                                 ------
ACCUMULATED DEFERRED INCOME TAXES
                                                                 ------
         TOTAL LIABILITIES AND PROPRIETARY CAPITAL        $329.6
                                                                 ======



                      NANTUCKET ELECTRIC COMPANY
                         Statement of Income
                 Nine Months Ended December 31, 2000
                             (Unaudited)

                                                         (In Thousands)
Operating revenue                                           $13,254
                                                            -------

Operating expenses:
       Purchased electric energy:
         Non-affiliates                                       4,483
         Contract termination charges from New England
           Power Company, an affiliate                        1,186
       Other operation                                        2,852
       Maintenance                                              418
       Depreciation and amortization                          1,749
       Taxes, other than income taxes                           340
       Income taxes                                             310
                                                            -------
           Total operating expenses                          11,338
                                                            -------
Operating income                                              1,916
                                                            -------

Other income:
       Amortization of goodwill                                (608)
       Other income (expense)- net                                6
                                                            -------
           Operating and other income                         1,314
                                                            -------

Interest:
       Interest on long-term debt                             1,271
       Other interest                                           141
                                                            -------
           Total interest                                     1,412
                                                            -------

Net income (loss)                                           $   (98)
                                                            =======

                    Statement of Retained Earnings

Retained earnings at beginning of period                    $    81
Net income (loss)                                               (98)
                                                            -------
Retained earnings (deficit) at end of period                $   (17)
                                                            =======
